Exhibit 99.1

eLandia Appoints Angel Medina to Board of Directors

Proven Financial Executive and Leader to Head up Board’s Nominating and Corporate

Governance Committee

Miami, Florida, February 9, 2010: eLandia, a leading technology enabler of emerging markets, today announced that it has appointed Angel Medina, formerly Area President for Regions Bank in South Florida, to its Board of Directors with oversight on the Board’s nominating and corporate governance committee. The appointment brings to the eLandia Board strong financial expertise and proven leadership experience in managing cultural change through mergers, acquisitions, and team transitions.

“We are delighted to welcome Angel to the eLandia Board of Directors,” said Pete Pizarro, chairman and chief executive officer of eLandia. “Last year we successfully re-aligned our business to achieve efficiencies and economies, and as we move forward with our new structure to optimize financial and operational performance, Angel’s experience and leadership will prove invaluable to eLandia’s Board.”

Mr. Medina most recently served as Area President for Regions Bank in South Florida, with responsibility for all lines of business. Regions Bank in South Florida oversees $12 billion in business, with 120 offices and an International Private Banking practice. Mr. Medina led the bank’s South Florida operations through two mergers that resulted in the bank’s current size and scope and became known for his ability to embrace organizational change, assess needs, and lead teams through transitions. He has built a reputation for honesty and integrity in business and through leadership roles in the community. Mr. Medina has served as chair, co-chair, president, and other leadership positions for the 2007 NFL Super Bowl Committee, Jackson Memorial Hospital’s Public Health Trust, the Latin Builders Association, National Conference for Community and Justice, and United Way of Dade County, among others.

“I am honored to be chosen for this position on eLandia’s Board,” said Medina. “This is an exciting time for the company, and it is well positioned to address numerous market opportunities. I am gratified to be part of this strong team and look forward to working with the Board.”

Mr. Medina’s appointment is effective immediately.

About eLandia

With over 3000 business customers and a presence in 17 countries, eLandia (OTC BB: ELAN.OB), and its family of companies deliver an array of information and communications technology (ICT) services to emerging markets experiencing rapid development, predominantly focusing on Latin America, the Caribbean and the South Pacific. eLandia assists its customers to implement world-class integrated infrastructure solutions and cutting-edge networking technologies, and to build highly-qualified local workforces to enable their businesses to transform and integrate into the global economy. For more information, please visit www.elandiagroup.com.

Contact:

Javier Rodriguez

305-415-8800

jrodriguez@elandiagroup.com

This press release and other statements to be made by the Company contain certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act, including but not limited to statements relating to projections and estimates of earnings, revenues, cost-savings, expenses, or other financial items; statements of management’s plans, strategies, and objectives for future operations, and management’s expectations as to future performance and operations and the time by which objectives will be achieved; statements concerning proposed new products and services; and statements regarding future economic, industry, or market conditions or performance. Forward-looking statements are typically identified by words or phrases such as “believe,” expect,” anticipate,” project,” and conditional verbs such as “may,” “could,” and “would,” and other similar expressions. Such forward-looking statements reflect management’s current expectations, beliefs, estimates, and projections regarding the Company, its industry and future events, and are based upon certain assumptions made by management. These forward-looking statements are not guarantees of future performance and necessarily are subject to risks, uncertainties, and other factors (many of which are outside the control of the Company) that could cause actual results to differ materially from those anticipated.

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